ASSET PURCHASE AGREEMENT



                                 BY AND BETWEEN



                                 U.C. LASER LTD.



                                       AND


                      CRYSTALIX GROUP INTERNATIONAL, INC.,




                                   DATED AS OF



                                DECEMBER 29, 2005


















45931.0009\YOKENS\LAS\100852.3

                            ASSET PURCHASE AGREEMENT

                  This ASSET PURCHASE AGREEMENT is executed December 29, 2005, and effective as of January 1, 2006, by and between Crystalix Group International, Inc., a corporation organized under the laws of the State of Nevada, United States of America ("CRYSTALIX") and U.C. Laser Ltd., a company organized under the laws of the State of Israel of P.O.B 351 Karmiel 21613, Israel (the "COMPANY").

                                    RECITALS

     A. The Company wishes to sell to Crystalix, and Crystalix wishes to purchase from the Company (the "TRANSACTION"), all the assets of the Company that are used in connection with the manufacturing, distribution and marketing of the Company's decorative images and products (the "COMPANY'S BUSINESS") including the Company's Accounts Receivable (as defined below), the Company Contracts (as defined below) and the Company's worldwide, exclusive license to use the colored glass technology owned by Laser Glass Ltd. (the "COLORED GLASS TECHNOLOGY LICENSE") and the Company's shares in U.C. Laser, Inc. and CIC Laser Technologies Ltd. (the "PURCHASED SUBSIDIARIES" and, collectively, the "PURCHASED ASSETS") and EXCLUDING the securities of UCLT Ltd. and of Laser Glass Ltd. (the "EXCLUDED SUBSIDIARIES").

     B. In consideration of the transfer of the Purchased Assets, Crystalix will (i) assume the Assumed Liabilities (as defined below), and (ii) issue and deliver to the Company such number of shares of the Class B Preferred Stock of Crystalix (the "ISSUED Stock") as will collectively have voting rights equal to 45% of all voting rights of Crystalix Common Stock and any other class of Stock as will be outstanding immediately after the Closing, determined on a Fully Diluted Basis (as defined below). The Issued Stock will be convertible into a total number of shares of Crystalix Common Stock as would, immediately after such conversion, represent 45% of all shares of capital Stock of Crystalix then outstanding on a Fully Diluted Basis. The conversion rights of the Issued Stock will be exercisable after the shareholders of Crystalix have approved a reverse 35 to 1 stock split which is necessary to permit such conversion within the number of shares of Common Stock authorized in the Articles of Incorporation of Crystalix, as referenced in Section 5.1 below.

     C. The board of directors of each of Crystalix and the Company believes that it is in the best interests of Crystalix and the Company (as applicable) and their respective shareholders to consummate the Transaction and, in furtherance thereof, has approved the Transaction and this Agreement.

     D.    Each   of   the  Company  and  Crystalix  desires  to  make   certain
representations, warranties, covenants and agreements in connection with the Transaction.

     NOW,   THEREFORE,   in    consideration   of   the   covenants,   premises,
representations and warranties set forth herein, intending to be legally bound hereby, the parties agree as follows:



45931.0009\YOKENS\LAS\100852.3

                                   ARTICLE 1
                                PURCHASE AND SALE

         1.1 PURCHASE AND SALE OF ASSETS; PURCHASE AND ISSUANCE OF SHARES; ASSUMPTION OF LIABILITIES; GRANT OF LICENSE.

         Upon  the  terms  and  subject  to the  conditions  set  forth  in this
Agreement:

                (a) The Company agrees to sell, convey, transfer, assign and deliver to Crystalix and/or the Israeli Subsidiary (as defined below), and Crystalix agrees to purchase and acquire (directly or through the Israeli Subsidiary) from the Company, at the Closing, good title in and to all of the Purchased Assets, including but not limited to (x) all of the issued and outstanding share capital of the Purchased Subsidiaries, and (y) the equipment, Company Contracts (as defined below) and other assets set forth in Schedule 1.1(a) hereto. The Purchased Assets shall be free and clear of all Liens, except for (i) Liens securing the Assumed Liabilities (as defined below), and (ii) Liens for taxes not yet due and payable.

                (b) Crystalix agrees to issue and deliver to the Company, at the Closing, the Issued Stock, free and clear of all liens, pledge, security interests, restrictions on transfer (other than restrictions imposed by applicable securities laws) or other encumbrances, provided that twenty percent (20%) of the shares of the Issued Stock (the "INDEMNITY ESCROW DEPOSIT") shall be deposited with an escrow agent acceptable to Crystalix and the Company in their reasonable discretion (the "ESCROW AGENT") pursuant to the terms and conditions of an escrow agreement mutually acceptable to the Company, Crystalix and the Escrow Agent (the "ESCROW AGREEMENT"). The Indemnity Escrow Deposit shall be held, invested and disbursed as provided in ARTICLE 7 of this Agreement and the Escrow Agreement

                (c) The allocation of the purchase consideration among the Purchased Assets is set forth in Schedule 1.1 (c).

                (d) The Company agrees to assign to Crystalix and/or the Israeli Subsidiary, and Crystalix agrees to assume and become responsible (directly or through the Israeli Subsidiary) for, all of the Company's Liabilities arising from or related to the Purchased Assets, which are listed on
Schedule 1.1(d) hereto (the "ASSUMED LIABILITIES"). Crystalix and the Israeli Subsidiary will not assume or be responsible for any other Liabilities of the Company.

                (e) In the event the Company is unable to transfer the Colored Glass Technology License, it shall grant the Israeli Subsidiary a back-to-back license, so that the Israeli Subsidiary will have the exclusive, worldwide right to exercise all rights and licenses granted to the Company pursuant to the Colored Glass Technology License, subject to applicable Law.

         1.2    CHANGE OF NAME.

         Following the Closing, as further provided in Section 5.1 below, Crystalix shall undertake all corporate actions, and solicit all consents, required to change its name to Seaena, Inc., or, if such change of name is not approved by any competent governmental authority, to any other similar name, approved in advance by the Company.



                                      -2-
45931.0009\YOKENS\LAS\100852.3

         1.3    ESTABLISHMENT OF AN ISRAELI SUBSIDIARY.

         Prior to the Closing, Crystalix shall establish a wholly owned Israeli registered subsidiary, which entity shall acquire and hold all rights, title and interest in the OCS financed Purchased Assets listed in Schedule 1.3 (the "Israeli Subsidiary"), including the Colored Glass Technology License or back-to-back license issued in lieu thereof as provided in Section 1.1(e). The name of the Israeli Subsidiary shall be Crystal Impressions (Israel) Ltd. or, if such name is not approved by any competent governmental authority, any other similar name, approved in advance by the Company. Any and all of the obligations and liabilities assumed by Crystalix under this Agreement with respect to the purchase of the Purchased Assets set forth in Schedule 1.3 shall be assumed, on a joint and several basis, by the Israeli Subsidiary.

         1.4    BOARD OF DIRECTORS.

         Crystalix shall take all corporate actions required to ensure that its board of directors immediately following the Closing shall consist of five (5) members, two (2) of which shall be Mr. Marshall D. Butler, and Dr. Zvi Dinstein.

         1.5    CLOSING.

         Unless this Agreement is earlier terminated pursuant to Section 8.1, the closing of the Transaction (the "Closing") is expected to take place on or before January 31, 2006 and will take place as promptly as practicable, no later than 5 Business Days following satisfaction or waiver of the conditions set forth in Article 6, at the offices of Naschitz, Brandes & Co., 5 Tuval Street, Tel-Aviv, Israel, unless another place or time is agreed to by Crystalix and the Company.

         1.6 ALL TRANSACTIONS SIMULTANEOUS. At the Closing, the following actions will take place, each of which shall be deemed to have occurred simultaneously (no transaction shall be deemed to have been completed or any document delivered until all such transactions have been completed and all required documents delivered).

                (i) The Company shall deliver to Crystalix all the documents needed to consummate the transaction, including the following documents:

                      (a) A copy of a resolution of the Company's board of directors and the general meeting of the Company's shareholders approving this Agreement and the Transaction;

                      (b) All documents necessary for the assignment of all right, title and interest in and to the patents and the Intellectual Property included in the Purchased Assets, as set forth in schedule 1.6(i)(b) hereto, duly executed by the Company in a form acceptable to Crystalix;

                      (c) Bills of sale and such other instruments of assignment, transfer, conveyance and endorsement in the form attached as
Schedule 1.6(i)(c) hereto, required to transfer assign, convey and deliver to Crystalix or the Israeli Subsidiary the Purchased Assets as contemplated hereby;



                                      -3-
45931.0009\YOKENS\LAS\100852.3

                      (d) All share certificates representing shares of capital stock of the Purchased Subsidiaries, duly endorsed or with other appropriate instruments of transfer to Crystalix and all necessary authorizations and consents with respect to such transfers;

                      (e) The Colored Glass Technology License executed by the licensor or back-to-back license as provided in Section 1.1(e);

                      (f) Loan assumption documents for the Assumed Liabilities ("LOAN ASSUMPTION DOCUMENTS") acceptable to Crystalix executed by the Company and the respective lenders;

                      (g) Shareholder agreement (the "SHAREHOLDER AGREEMENT") executed by Crystalix, the Company and Kevin T. Ryan ("RYAN");

                      (h) The approval of the Israeli Tax Authority exempting Crystalix from actual payment of the Value Added Tax ("VAT") due with respect to this Transaction and a certificate from the Israeli Income Tax Commissioner evidencing an exemption from the withholding of Taxes (the "CERTIFICATE OF EXEMPTION");

                      (i) A Consent Judgment executed by U.C. Laser, Inc. in the form attached as Exhibit A to this Agreement (the "CONSENT JUDGMENT");

                      (j) A Settlement Agreement and Release by and among the plaintiffs named in the Consent Judgment (the "PLAINTIFFS"), the Company and U.C. Laser, Inc. in the form attached as Exhibit B to this Agreement (the "RELEASE"), executed by the Company and U.C. Laser, Inc.;

                      (k) Assignments of any leases of real property leased by the Company with the written consent of the landlord if required under such leases or under leases to the Purchased Subsidiaries upon a change of control, and any approvals required for the assignment of each of the Company Contracts by the Company to Crystalix and/or the Israeli Subsidiary at the Closing;

                      (l)  Any approvals required under Section 6.1(i) below;

                      (m)  The executed Escrow Agreement;

                      (n) A Registration Rights Agreement pursuant to which the Company shall be entitled to customary registration rights which shall include unlimited piggy-back and S-3 registrations, and a right to effect a demand registration as of the termination of one year following the Closing, all in accordance with customary terms and conditions (the "REGISTRATION RIGHTS AGREEMENT");

                      (o)  Opinion  letter  of the Company's counsel  concerning
(1) authorization of the Company to execute, deliver, and perform this Agreement; (2) authorization of the Company to transfer or grant a back-to-back license to the Colored Glass Technology License; (3) such matters concerning the share capital of the Purchased Subsidiaries as may be




                                      -4-
45931.0009\YOKENS\LAS\100852.3
mutually agreed upon by Crystalix and the Company; and (4) such other matters as may be mutually agreed upon by Crystalix and the Company;

                      (p) Audited financial statements of the Company for the three (3) full years for which statements are available; and

                      (q) A Certificate of the Company that all representations and warranties are true and correct as of the Closing and such other matters as mutually agreed upon by the Parties.

               (ii) Crystalix shall deliver to the Company the Issued Stock (less the shares of Issued Stock constituting the Indemnity Escrow Deposit, which shall be deposited with the Escrow Agent) and deliver to the Company the following documents:

                      (a) A copy of a resolution of Crystalix's board of directors approving the issuance of the Issued Stock to the Company, and the delivery of the Indemnity Escrow Deposit to the Escrow Agent;

                      (b) A copy of the amended stock ledger listing the Issued Stock;

                      (c) Duly executed stock certificates representing the Issued Stock (less the shares of Issued Stock constituting the Indemnity Escrow Deposit which shall be deposited with the Escrow Agent);

                      (d) The Colored Glass Technology License or back-to-back license as provided in Section 1.1(e) executed by the Israeli Subsidiary as the licensee;

                      (e) The Loan Assumption Documents acceptable to Company executed by Crystalix and/or the Israeli Subsidiary;

                      (f)  The Shareholder Agreement executed by Ryan;

                      (g)  The  Consent  Judgment  executed   by   Laser  Design
International, Inc., and Norwood Operating Company;

                      (h)  The Release executed by the Plaintiffs;

                      (i)  The executed Escrow Agreement;

                      (j)  The executed Registration Rights Agreement; and

                      (k)  Opinion  letter  of  Crystalix's  counsel  concerning
(1) authorization of Crystalix to execute,  deliver, and perform this Agreement;
(2) such matters concerning the share capital of Crystalix as may be mutually agreed upon by Crystalix and the Company; and (3) such other matters as may be mutually agreed upon by Crystalix and the Company; and




                                      -5-
45931.0009\YOKENS\LAS\100852.3

                      (l) A Certificate of Crystalix that all representations and warranties are true and correct as of the Closing and such other matters as mutually agreed upon by the Parties.

               (iii) Crystalix shall deliver the Indemnity Escrow Deposit and duly executed stock certificates representing the Indemnity Escrow Deposit to the Escrow Agent to be held pursuant to the Escrow Agreement.

         1.7   POSSESSION.

         Possession of the Purchased Assets will be delivered to Crystalix immediately upon Closing.

                                   ARTICLE 2
                   REPRESENTATIONS AND WARRANTIES OF CRYSTALIX

         Crystalix hereby represents and warrants to the Company, as of the date hereof and as of the Closing, subject to the exceptions specifically disclosed in the attached disclosure schedule (the "CRYSTALIX DISCLOSURE SCHEDULE"), as follows:

         2.1   ORGANIZATION AND QUALIFICATION.

         Crystalix is a company duly organized and in good standing under the laws of the State of Nevada, and has full corporate power and authority to conduct its business as now conducted and as currently proposed to be conducted and to own, use, license and lease its Intellectual Property. Crystalix is duly qualified, licensed or admitted to do business and is in good standing in each jurisdiction in which such qualification is necessary.

         2.2   AUTHORITY RELATIVE TO THIS AGREEMENT.

         Crystalix has full corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the Transaction contemplated hereby. Crystalix's board of directors has approved this Agreement and declared its advisability. The execution and delivery by Crystalix of this Agreement and the consummation by Crystalix of the Transaction contemplated hereby, and the performance by Crystalix of its obligations hereunder, have been duly and validly authorized by all necessary action by the board of directors of Crystalix, and no other action on the part of Crystalix is required to authorize the execution, delivery and performance of this Agreement and the consummation by Crystalix of the Transaction contemplated hereby. This Agreement has been duly and validly executed and delivered by Crystalix and, assuming the due authorization, execution and delivery hereof by the Company, constitutes a legal, valid and binding obligation of Crystalix enforceable against it in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar Laws relating to the enforcement of creditors' rights generally and by general principles of equity. This Transaction and the issuance of the Issued Stock is not subject to any preemptive or other similar rights.




                                      -6-
45931.0009\YOKENS\LAS\100852.3

         2.3    CAPITAL STRUCTURE.

         The authorized share capital of Crystalix consists of:

                      (a) 300,000,000 shares of common stock, $.001 par value each (the "COMMON STOCK"), of which 278,274,972 shares of Common Stock are issued and outstanding as of the date hereof;

                      (b) 10,000,000 shares of Class A preferred stock, $.001 par value each (the "PREFERRED A STOCK"), of which no shares of Preferred Stock are issued and outstanding as of the date hereof; and

                      (c) 5,000,000 shares of preferred Class B stock, $.001 par value each (the "PREFERRED B STOCK"), of which no shares of Preferred B Stock are issued and outstanding as of the date hereof (the Preferred A Stock together with the Preferred B Stock shall be referred to as the "PREFERRED STOCK");

All of the issued and outstanding Common Stock and Preferred Stock is validly issued, fully paid and non-assessable, and have been issued in compliance with all applicable Laws. There are no other classes of stock, outstanding warrants, options or loans in Crystalix and there are no preemptive rights or agreements, arrangements or understandings to issue preemptive or other similar rights with respect to the Transaction or the issuance or sale of the Issued Stock.

         2.4    NO CONFLICTS.

         The execution and delivery by Crystalix of this Agreement does not, and the performance by Crystalix of its obligations under this Agreement and the consummation of the Transaction contemplated hereby does not and will not conflict with or result in a violation or breach of any of the terms, conditions or provisions of the Bylaws or Certificate of Incorporation of Crystalix, any agreement, contract, law, ordinance, regulation or other undertaking, obligation or liability applicable to Crystalix.

         2.5    FINANCIAL STATEMENTS.

         Attached hereto as Schedule 2.5(a) of the Crystalix Disclosure Schedule are the audited financial statements of Crystalix for the year ended December 31, 2004 (including its balance sheet, and its statements of income, cash flow and changes in shareholders equity, and the notes thereto) and the unaudited financial statements for the nine months ended September 30, 2005 (together, the "Crystalix Financials"). The Crystalix Financials have been prepared in accordance with US GAAP applied on a consistent basis throughout the periods indicated therein and fairly and accurately present the financial condition and operating results of Crystalix as of the dates and during the periods indicated therein, subject, in the case of the September 30, 2005 Crystalix Financials, to normal year-end adjustments, which adjustments will not be material in amount or significance. Except as set forth in Section 2.5(b) of the Crystalix Disclosure Schedule, since September 30, 2005, there has been no change in any accounting policies, principles, methods or practices, including any change with respect to reserves (whether for bad debts, contingent liabilities or otherwise), of Crystalix.




                                      -7-
45931.0009\YOKENS\LAS\100852.3

         2.6    ABSENCE OF CHANGES.

         Since  September  30,  2005 there has not been,  except as set forth in
Section 2.6 of the Crystalix Disclosure Schedule, any material adverse effect upon the business or condition of Crystalix or any occurrence or event which, individually or in the aggregate could be reasonably expected to have any material adverse effect upon the business or condition of Crystalix. Since the beginning of its 2005 fiscal year, Crystalix has operated its business in the ordinary course of business and in accordance with past practice.

         2.7    NO UNDISCLOSED LIABILITIES.

         There are no Liabilities of, relating to or affecting Crystalix or any of its Assets and Properties, other than Liabilities incurred in the ordinary course of business consistent with past practice and in accordance with the provisions of this Agreement which, individually and in the aggregate, are not material to the Business or Condition of Crystalix, and are not for tort or for breach of contract.

         2.8    LEGAL PROCEEDINGS.

         Except  as  set  forth  in  Section  2.8 of  the  Crystalix  Disclosure
Schedule: (i) there are no Actions or Proceedings pending or, to the knowledge of Crystalix, threatened against, relating to or affecting Crystalix or its business; (ii) there are no facts or circumstances known to Crystalix that could reasonably be expected to give rise to any action or proceeding against, relating to or affecting Crystalix or any of its business; (iii) Crystalix has not received notice, and does not otherwise have knowledge of any Orders outstanding against Crystalix; and (iv) Crystalix has not received notice and does not otherwise have knowledge of any defects, dangerous or substandard conditions in the products or materials sold, distributed, or currently proposed to be sold or distributed by Crystalix that could cause damage to property, or result in loss of use of property, or any claim, suit, demand for arbitration or notice seeking damages for bodily injury, sickness, disease, death, or damage to property, or loss of use of property.

         2.9    INTELLECTUAL PROPERTY.

         Except as set forth in Section 2.9 of the Crystalix Disclosure Schedule, Crystalix has all requisite right, title and interest in or valid and enforceable rights under Contracts or Licenses to use all the Intellectual Property necessary to the conduct of its business as presently conducted. All of Crystalix's Intellectual Property is owned exclusively by Crystalix (excluding Intellectual Property licensed to Crystalix under any License) and is free and clear of any Liens. Crystalix (i) owns exclusively all trademarks, service marks and trade names used by Crystalix in connection with the operation or conduct of the business of Crystalix; and (ii) owns exclusively, and has good title to, each copyrighted work and each other work of authorship that Crystalix otherwise purports to own.

         2.10   DISCLOSURE.

         No representation or warranty made by Crystalix contained in this Agreement, and no statement contained in the Crystalix Disclosure Schedule or in any certificate, list or other writing furnished to the Company pursuant to any provision of this Agreement (including the



                                      -8-
45931.0009\YOKENS\LAS\100852.3

Crystalix Financials) contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements herein or therein, in the light of the circumstances under which they were made, not misleading. Crystalix has provided the Company with all of the Contracts and Licenses heretofore requested on behalf of the Company in writing, and all other material information concerning Crystalix in the possession, custody or control of Crystalix.

         2.11   EXPERIENCE; RECEIPT OF INFORMATION.

         Crystalix has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks relating to the Transaction, and has reviewed and inspected all of the data and information provided to it by the Company in connection with this Agreement. Crystalix has been furnished by the Company with the documents and information regarding the Company in response to Crystalix's request, and has been afforded the opportunity to ask questions of and receive answers from duly authorized officers or other representatives of the Company concerning the Company's business, assets and financial position.

                                   ARTICLE 3
                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

         The Company hereby represents and warrants to Crystalix, as of the date hereof and as of the Closing, subject to the exceptions specifically disclosed in the attached disclosure schedule (the "COMPANY DISCLOSURE SCHEDULE"), as follows:

         3.1    ORGANIZATION AND QUALIFICATION.

         The Company is a private company duly organized and validly existing under the Laws of the State of Israel. U.C. Laser, Inc. is a private company duly and validly existing under the Laws of the State of Delaware. CIC Laser Technologies Ltd. is a private company duly organized and validly existing under the laws of the People's Republic of China. All such companies have full corporate power and authority to conduct their business as now conducted and as currently proposed to be conducted. The Company has full corporate power and authority to own, use, license and lease the Purchased Assets. The Company and the Purchased Subsidiaries are fully qualified, licensed or admitted to do business, and are in good standing, in each jurisdiction in which such qualification is necessary. Other than the Purchased Subsidiaries and the Excluded Subsidiaries, the Company does not have any subsidiaries or own, beneficially or otherwise, any shares or other securities of, or any direct or indirect interest of any nature in, any other entity. The Company and each of the Purchased Subsidiaries have not conducted any business under or otherwise used, for any purpose or in any jurisdiction, any fictitious name, assumed name, trade name or other name.

         3.2    AUTHORITY RELATIVE TO THIS AGREEMENT.

         The Company has full corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the Transaction contemplated hereby. The Company's board of directors has approved this Agreement and declared its advisability. The execution and delivery by the Company of this Agreement and the consummation by the Company of the Transaction contemplated hereby, and the performance by the Company of its obligations hereunder, have been duly and validly authorized by all necessary


                                      -9-
45931.0009\YOKENS\LAS\100852.3
action by the Company (save for approval by a general meeting of the Company), and no other action on the part of the Company (save for approval by a general meeting of the Company) is required to authorize the execution, delivery and performance of this Agreement and the consummation by the Company of the Transaction contemplated hereby. This Agreement has been duly and validly executed and delivered by the Company and, assuming the due authorization, execution and delivery hereof by Crystalix, constitutes a legal, valid and binding obligation of the Company enforceable against it in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar Laws relating to the enforcement of creditors' rights generally and by general principles of equity. The Transaction and the transfer of shares in the Purchased Subsidiaries are not subject to any right of first refusal or other similar rights.

         3.3    NO CONFLICTS.

         The execution and delivery by the Company of this Agreement does not, and the performance by the Company of its obligations under this Agreement and the consummation of the Transaction contemplated hereby does not and will not conflict with or result in a violation or breach of any of the terms, conditions or provisions of the Articles of Association of the Company or the Purchased Subsidiaries, any agreement, Contract, Law, ordinance, regulation or other undertaking, obligation or Liability applicable to the Company or the Purchased Subsidiaries.

         3.4    FINANCIAL STATEMENTS.

         Attached hereto as Schedule 3.4(a) of the Company Disclosure Schedule are the audited financial statements of the Company (including its balance sheet, and its statements of income, cash flow and changes in shareholders equity, and the notes thereto) and the Purchased Subsidiaries for the period ending December 31, 2004 and the unaudited financial statements of the Company and the Purchased Subsidiaries for the period ending September 30, 2005 (collectively, the "Company's Financials"). The Company's Financials are correct and complete in all material respects and have been prepared in accordance with Israeli or US GAAP (as applicable) applied on a consistent basis throughout the periods indicated therein and fairly and accurately present the financial condition and operating results of the Company and the Purchased Subsidiaries, as applicable, as of the dates and during the periods indicated therein, subject, in the case of the September 30, 2005 Company's Financials, to normal year-end adjustments, which adjustments will not be material in amount or significance and except that the Company's Financials does not contain footnotes. Except as set forth in Section 3.4(b) of the Company Disclosure Schedule, since September 30, 2005, there has been no change in any accounting policies, principles, methods or practices, including any change with respect to reserves (whether for bad debts, contingent Liabilities or otherwise), of the Company or the Purchased Subsidiaries, as applicable.

         3.5    ABSENCE OF CHANGES.

         Since September 30, 2005, except as set forth in Section 3.5 of the Company Disclosure Schedule, there has not been any material adverse effect upon the Business or Condition of the Company or any occurrence or event which, individually or in the aggregate could be reasonably



                                      -10-
45931.0009\YOKENS\LAS\100852.3
expected to have any material adverse effect upon the Business or Condition of the Company. Since the beginning of its 2005 fiscal year, the Company and the Purchased Subsidiaries have operated their respective businesses in the Ordinary Course of Business and in accordance with past practice.

         3.6    LEGAL PROCEEDINGS.

         Except as set forth in Section 3.6 of the Company Disclosure  Schedule:
(i) there are no Actions or Proceedings pending or, to the knowledge the Company or the Purchased Subsidiaries, threatened against, relating to or affecting any of the Purchased Assets or the Company; (ii) there are no facts or circumstances known to the Company or the Purchased Subsidiaries that could reasonably be expected to give rise to any action or proceeding against, relating to or affecting the Purchased Assets or the Company; (iii) the Company or the Purchased Subsidiaries have not received notice, and do not otherwise have knowledge of any Orders outstanding against any of the Purchased Assets or the Company; and (iv) the Company or the Purchased Subsidiaries have not received notice and do not otherwise have knowledge of any defects, dangerous or substandard conditions in the Purchased Assets or in any of the products or materials sold, distributed or currently proposed to be sold or distributed by the Purchased Subsidiaries that could cause damage to property, or result in loss of use of property, or any claim, suit, demand for arbitration or notice seeking damages for bodily injury, sickness, disease, death, or damage to property, or loss of use of property.

         3.7    NO UNDISCLOSED LIABILITIES.

         Except as reflected or reserved against in the Company's Financials (including the notes thereto) or as disclosed in Section 3.7 of the Company Disclosure Schedule (which includes a list of the Liabilities which relate to the Purchased Assets), there are no Liabilities of, relating to or affecting the Purchased Assets, other than Liabilities incurred in the Ordinary Course of Business consistent with past practice or in accordance with the provisions of this Agreement which, individually and in the aggregate, are not material to the Business or Condition of the Company or to the Business or Condition of the Purchased Assets, and are not for tort or for breach of Contract.

         3.8    COLORED GLASS TECHNOLOGY LICENSE.

         The Company has made available to Crystalix a true, correct and complete copy of the Colored Glass Technology License and any underlying patents, as presently in effect. The Company is not, and to the Company's knowledge, no party to the Colored Glass Technology License is, in default in the discharge of any obligation under, or in the performance of any covenant or obligation to be performed by such party pursuant to, the Colored Glass Technology License. The Company has not received any written notice or claim challenging or questioning the validity or enforceability of the Company's rights under the Colored Glass Technology License and the Company is not aware of any reasonable basis for such claim. Pursuant to the Colored Glass Technology License, the Company, and upon the transfer of such license or the grant of a back-to-back



                                      -11-
45931.0009\YOKENS\LAS\100852.3
license to the Israeli Subsidiary, the Israeli Subsidiary will have a worldwide exclusive license to use the colored glass technology owned by Laser Glass Ltd. In addition, the Company's rights, and upon the transfer of such license or grant of a back-to-back license to the Israeli Subsidiary, the Israeli Subsidiary's rights, under the current license will expire or may otherwise be terminated only in accordance with terms and conditions set forth in the Colored Glass Technology License.

         3.9    CONTRACTS.

         The Company has made available to Crystalix true, correct and complete copies of all of the Contracts, including Licenses, to which the Company is a party which are related to the Company's Business or to which any of the Purchased Subsidiaries is a party (the "Company Contracts"), all as presently in effect. The Company and the Purchased Subsidiaries are not, and to the Company's and the Purchased Subsidiaries' knowledge, no third party to any of the Company Contracts is, in default in the discharge of any obligation under, or in the performance of any covenant or obligation to be performed by such party pursuant to, any Company Contract. The Company is entitled to assign its rights and obligations under each Company Contract to which it is a party to Crystalix and/or the Israeli Subsidiary or will be entitled to assign its rights and obligations under each Company Contract to Crystalix and/or the Israeli Subsidiary with the prior approval of one or more parties to such Company Contract. Except for (a) the Company Contracts involving the payment by or to the Company of Fifty Thousand Dollars ($50,000) or less within any twelve
(12)-month period from the date of this Agreement,  and (b) as listed in Section
3.9 of the Company Disclosure Schedule, neither the Company, with respect to the Company's Business, nor either of the Purchased Subsidiaries, is a party to or bound by any:

                (i) Contract, including any License, not made in the Ordinary Course of Business;

                (ii) Bonus, pension, profit sharing, retirement, stock purchase, hospitalization, medical reimbursement, insurance, or other plan providing employee benefits;

                (iii) Lease with respect to any property, real or personal, whether as lessor or lessee;

                (iv) Continuing Contract for the future purchase of materials, supplies, or equipment;

                (v)   Contract or commitment for capital expenditures;

                (vi) Contract, including any License, with a remaining term of more than one (1) year from the date of this Agreement that is not terminable upon thirty (30) days notice;

                (vii) Contract for the lease, operation, or maintenance of any machinery or equipment with a remaining term of more than one (1) year from the date of this Agreement that is not terminable upon thirty (30) days notice; or

                (viii) Contract, including any License, to pay any royalties or fees with respect to any sales of the Company.




                                      -12-
45931.0009\YOKENS\LAS\100852.3

         3.10   INTELLECTUAL PROPERTY.

         Except as set forth in Section 3.10 of the Company Disclosure Schedule, the Company and each Purchased Subsidiary have all requisite right, title and interest in or valid and enforceable rights under Contracts, including Licenses, to use all the Intellectual Property necessary to the conduct of their respective business as presently conducted. All of the Company's Intellectual Property is owned exclusively by the Company (excluding Intellectual Property licensed to the Company under any License) and is free and clear of any Liens. All the Intellectual Property of each Purchased Subsidiary is owned exclusively by the relevant Purchased Subsidiary (excluding Intellectual Property licensed to each Purchased Subsidiary under any License) and is free and clear of any Liens. The Company and each Purchased Subsidiary (i) owns exclusively all trademarks, service marks and trade names respectively used by the Company and each Purchased Subsidiary in connection with the operation or conduct of the Company's Business or of such Purchased Subsidiary's Business, as applicable; and (ii) owns exclusively, and has good title to, each copyrighted work and each other work of authorship that the Company and each Purchased Subsidiary otherwise purports to own.

         All of the registered Intellectual Property listed in SCHEDULE 3.10 OF THE COMPANY DISCLOSURE has been validly registered, and all filings or other measures have been made or taken, and all costs or fees have been paid, to maintain such registration. The Company and each of the Purchased Subsidiaries are free to use any Intellectual Property owned by any of them without any restriction and are free to abandon or drop any Intellectual Property without requiring the approval of any third party. No rights to use any Intellectual Property have been granted by the Company or each of the Purchased Subsidiaries to third parties. No agreement relating to Intellectual Property under which each of the Purchased Subsidiaries is a licensee may be terminated by the licensor as a result of a change of control or of direct or indirect ownership of the Purchased Subsidiaries.

         3.11   OWNERSHIP AND CONDITION OF ASSETS; LIENS.

         The Purchased Assets constitute all of the Company's tangible and intangible property used by the Company for the operation of the Company's Business as now conducted, or required to continue such operations, and except as otherwise disclosed on Section 3.11 of the Company Disclosure Schedule, the Company has good, marketable and transferable title to the Purchased Assets free and clear of any and all Liens other than Liens securing Assumed Liabilities. The Purchased Assets include all of the Company's assets, properties (personal and mixed, tangible and intangible), interests in properties and rights necessary to have permitted the Company to carry on the Company's Business as presently conducted by the Company.

         3.12   LEASES.

         Section 3.12 of the Company Disclosure Schedule hereto correctly identifies all real and personal property leased by the Company related to the Company's Business and all real and personal property leased by the Purchased Subsidiaries, and the Company has delivered to Crystalix copies of all binding leases, agreements, subleases, and covenants pertaining thereto (the "Leases"). The Leases are in full force and effect, and to the knowledge of the Company and the Purchased Subsidiaries, there are no existing defaults, or events that with the passage of




                                      -13-
45931.0009\YOKENS\LAS\100852.3
time would constitute an event of default under any of the Leases on the part of the lessor or lessee thereunder.

         3.13   RECEIVABLES.

         Section 3.13 of the Company Disclosure Schedule provides an accurate and complete breakdown and aging of all accounts receivable, notes receivable and other receivables of the Company related to the Company's Business as of September 30, 2005 and of the Purchased Subsidiaries as of September 30, 2005 (the "Accounts Receivable"). All existing Accounts Receivable of the Company related to the Company's Business and of the Purchased Subsidiaries represent valid obligations of customers of the Company or the Purchased Subsidiaries, as applicable, arising from bona fide transactions entered into in the Ordinary Course of Business. Section 3.13 of the Company Disclosure Schedule identifies any unreturned security deposits and other deposits made by, or held by any Person for the benefit of, the Company.

         3.14   LICENSES AND PERMITS.

         Section 3.14 of the Company Disclosure Schedule sets forth all permits, consents, licenses, certificates, qualifications, registrations, authorizations and approvals for the products of the Company and the Purchased Subsidiaries, and all other Approvals and other similar authorizations, required by any Governmental or Regulatory Authority, including any governmental entity in Israel and China, for the operation of the business of the Company or of the Purchased Subsidiaries (the "Permits"). All of the Permits are in full force and effect and true and correct copies thereof have been delivered to Crystalix.

         3.15   EXPATRIATION OF FUNDS.

         Except as set forth in Section 3.15 of the Company Disclosure Schedule, there are no restrictions of any kind on the expatriation of funds or the transfer of the Purchased Assets (other than the Purchased Assets that were financed by the OCS) outside of Israel.

         3.16   SEC FILINGS.

         The Company has received and reviewed, and has been given the opportunity to ask questions of Crystalix with respect to, Crystalix, including, the information set forth on Crystalix's annual report on Form 10-KSB for the fiscal year ended December 31, 2004 (the "Form 10-KSB"), its quarterly reports on Form 10-QSB for the fiscal quarters ended on or prior to September 30, 2005 (each, a "Form 10-QSB"), its Form SB-2/A filed with the United States Securities and Exchange Commission (the "Commission") on April 18, 2005 (the "Form SB-2/A"), all amendments to the Form 10-KSB, the Form 10-QSBs and the Form SB-2/A, and all other registration statements, reports and proxy statements filed by the Company with the Commission on or after September 30, 2005 (the "SEC Documents").

         3.17   NATURE OF THE COMPANY; EXPERIENCE; RECEIPT OF INFORMATION.

         The Company is knowledgeable, sophisticated and experienced in making, and is qualified to make, decisions with respect to investments in shares representing an investment




                                      -14-
45931.0009\YOKENS\LAS\100852.3
decision like that involved in the purchase of the Issued Stock. The Company is able to bear the economic risk of loss of the Company's entire investment in the Issued Stock.

         3.18   REGULATORY MATTERS.

         Section 3.18 of the Company Disclosure Schedule sets forth all material Approvals, Orders or actions of any Governmental or Regulatory Authority or Person required to be obtained by the Company or the Purchased Subsidiaries in connection with the execution and delivery of this Agreement and the consummation of the Transaction contemplated hereby. To the Company's knowledge, except as set forth in Section 3.18 of the Company Disclosure Schedule, no material Approval, Order or action of, or filing with, any Governmental or Regulatory Authority or Person is required to be obtained or made by the Company or any of the Purchased Subsidiaries in connection with the execution and delivery of this Agreement or the consummation of the Transaction contemplated hereby.

         3.19   GRANTS.

         Section 3.19 of the Company Disclosure Schedule sets forth a complete list of all grants, incentives (including Tax incentives, but excluding any benefits allowed automatically by operation of Law) and subsidies ("Grants") to, or in respect of, the Company (with respect to the Purchased Assets) or any of the Purchased Subsidiaries from any Governmental or Regulatory Authority, including, pursuant to the Israeli Encouragement of Capital Investments Law, 1959 or the Israeli Encouragement of Industrial Research and Development Law, 1984. The Company and each of the Purchased Subsidiaries are in compliance, in all material respects, with the terms and conditions of the Grants.

         3.20   THE PURCHASED SUBSIDIARIES.

         The authorized share capital of U.C. Laser, Inc. and the authorized share capital of CIC Laser Technologies Ltd. are set forth in Section 3.20 of the Company Disclosure Schedule. All the issued and outstanding stock or shares, as applicable, in the Purchased Subsidiaries is validly issued, fully-paid and has been issued in compliance with all applicable Laws. There are no other classes of stock or shares, as applicable, outstanding warrants, options or securities (as defined in the Israeli Securities Law, 1968), pre-emptive rights or agreements, arrangements or undertakings to issue pre-emptive rights or other similar rights of third parties with respect to the Purchased Subsidiaries. The Purchased Subsidiaries are wholly owned by the Company, and upon transfer of the capital stock of the Purchased Subsidiaries to Crystalix, the Company will have no further claims against the Purchased Subsidiaries.

          3.21   TAX RETURNS.

         Except as set forth in Section 3.19 of the Company Disclosure Schedule, all Tax Returns (including those related to VAT and those requiring deductions of Taxes at the source of payment) required to be filed by each of the Purchased Subsidiaries on or before the Closing have been or will be duly filed with the appropriate Governmental or Regulatory Authority. All Tax Returns filed by each of the Purchased Subsidiaries are true, correct and complete in all material respects. None of the Purchased Subsidiaries is under any Liability to Taxation, contingent or otherwise, in respect of any other Person, including the Company, for any



                                      -15-
45931.0009\YOKENS\LAS\100852.3
payment. None of the Purchased Subsidiaries is delinquent in the payment of any Tax and none of the Purchased Subsidiaries has requested any extensions of time within which to file any Tax Returns which have not been filed; no deficiencies for any Tax have been assessed against any of the Purchased Subsidiaries and no request for waivers of the time to assess any such Tax is pending.

         3.22   ACKNOWLEDGEMENT OF RISKS.

         The Company hereby acknowledges that its investment in the Issued Stock is subject to certain risks and uncertainties, including those risks and uncertainties set forth under "Risk Factors" in Crystalix's Form 10-KSB and its Form SB-2/A and those risks and uncertainties set forth under "Forward-Looking Statements" in Crystalix's Form 10-QSBs.

         3.23   SECURITIES LAWS REPRESENTATIONS; RESTRICTIONS ON TRANSFER.

                (i) The Company is acquiring and will hold the Issued Stock for investment for the Company's account only and not with a view to, or for resale in connection with, any "distribution" thereof within the meaning of the United States Securities Act of 1933, as amended (the "SECURITIES ACT").

                (ii) The Company understands that the Issued Stock has not been registered under the Securities Act by reason of a specific exemption therefrom and that the Issued Stock must be held indefinitely, unless they are subsequently registered under the Securities Act or the Company obtains an opinion of counsel in form and substance satisfactory to Crystalix and its counsel that such registration is not required. The Company further acknowledges and understands that Crystalix is under no obligation to register the Issued Stock except as otherwise provided in the Registration Rights Agreement.

                (iii) The Company is aware of the adoption of Rule 144 by the Commission under the Securities Act, which permits limited public resales of securities acquired in a nonpublic offering, subject only to the satisfaction of certain conditions.

                (iv) The Company will not sell, transfer or otherwise dispose of the Issued Stock in violation of the Securities Act, the United States Securities Exchange Act of 1934, as amended, or the rules promulgated thereunder, including Rule 144 under the Securities Act. The Company agrees that the Company will not dispose of the Issued Stock unless and until (a) the shares of Issued Stock are registered for sale with the Commission or (b) the Company has provided Crystalix with written assurances, in substance and form satisfactory to Crystalix, that (1) the proposed disposition does not require registration of the Issued Stock under the Securities Act and all appropriate action necessary for compliance with any exemption from registration available under the Securities Act (including Rule 144) has been taken and (2) the proposed disposition will not result in the contravention of any transfer restrictions applicable to the Issued Stock under Nevada law.

                (v) The Company is an "accredited investor," as that term is defined in Rule 501(a) promulgated under the Securities Act.




                                      -16-
45931.0009\YOKENS\LAS\100852.3

         3.24   DISCLOSURE.

         No representation or warranty made by the Company contained in this Agreement, and no statement contained in the Company Disclosure Schedule or in any certificate, list or other writing furnished to Crystalix pursuant to any provision of this Agreement (including the Company's Financials) contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements herein or therein, in the light of the circumstances under which they were made, not misleading. The Company has provided Crystalix with all of the Contracts, including any Licenses, heretofore requested by or on behalf of Crystalix in writing, and all other material information concerning the Purchased Assets in the possession, custody or control of the Company.

                                   ARTICLE 4
                          CONDUCT PRIOR TO THE CLOSING

         4.1    CONDUCT OF BUSINESS OF THE PARTIES.

         During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement and the Closing, each party agrees (unless such party is required to take such action pursuant to this Agreement or the other party shall give its prior consent in writing which consent shall not be unreasonably withheld) to carry on its business in the usual, regular and ordinary course consistent with past practice, to pay its Liabilities and Taxes consistent with the its past practices (and in any event when due), to pay or perform other obligations when due consistent with its past practices (other than Liabilities, Taxes and other obligations, if any, contested in good faith through appropriate proceedings), and, to the extent consistent with such business, to use all commercially reasonable efforts and institute all policies required to preserve intact its present business organization, keep available the services of its present officers and key employees and preserve its relationships with customers, suppliers, distributors, licensors, licensees, independent contractors and other Persons having business dealings with it, all with the express purpose and intent of preserving unimpaired its goodwill and ongoing businesses until the Closing. The Company undertakes that the Purchased Subsidiaries shall act accordingly regarding their respective businesses, Liabilities and Taxes, employees and other Persons. Except as expressly contemplated by this Agreement, each party shall not, without the prior written consent of the other party, take or agree in writing or otherwise to take, any action that would result in the occurrence of any material adverse changes or any other action that would make any of its representations or warranties contained in this Agreement untrue or incorrect in any material respect or prevent such party from performing or cause such party not to perform its agreements and covenants hereunder or knowingly cause any condition to the other party's closing obligations in Article 6 not to be satisfied.

                                   ARTICLE 5
                              ADDITIONAL AGREEMENTS

         5.1    INFORMATION STATEMENT.

         As soon as reasonably practicable after the Closing, Crystalix shall prepare, with the full cooperation of the Company, the information statement for the stockholders of Crystalix as



                                      -17-
45931.0009\YOKENS\LAS\100852.3
required under U.S. securities laws to authorize the reverse split of Common Stock as provided in Recital Paragraph B and the change of Crystalix's name as provided in Section 1.2. Crystalix and the Company shall each use reasonable commercial efforts to cause the Information Statement to comply with applicable securities laws requirements. Each of Crystalix and the Company agrees to provide promptly to the other such information concerning its business and financial statements and affairs as, in the reasonable judgment of the providing party or its counsel, may be required or appropriate for inclusion in the Information Statement, or in any amendments or supplements thereto, and to cause its counsel and auditors to cooperate with the other's counsel and auditors in the preparation of the Information Statement. The Company will promptly advise Crystalix, and Crystalix will promptly advise the Company, in writing if at any time prior to the Closing either the Company or Crystalix, as applicable, shall obtain knowledge of any facts that might make it necessary or appropriate to amend or supplement the Information Statement in order to make the statements contained or incorporated by reference therein not misleading or to comply with applicable law. The Information Statement shall contain any and all information required under any applicable law. Anything to the contrary contained herein notwithstanding, Crystalix shall not include in the Information Statement any information with respect to the Company or its affiliates or associates, the form and content of which information shall not have been approved by the Company prior to such inclusion.

         5.2    SHAREHOLDER APPROVAL.

         As soon as reasonably practicable following the execution and delivery of this Agreement, the Company, to the extent required by applicable Law, shall give written notice of this Agreement and the Transaction contemplated hereby to all Company shareholders and shall use commercially reasonable efforts to take all other action necessary in accordance with the Israeli Law and its Articles of Association to convene a meeting of the Company's shareholders or to secure the written consent of its shareholders in accordance with Israeli Law and the Articles of Association of the Company. The Company shall submit this Agreement and the Transaction contemplated hereby to its shareholders for adoption. The Company shall consult with Crystalix regarding the date of the meeting of the Company's shareholders and shall not postpone or adjourn (other than for the absence of a quorum) any meeting of the shareholders of the Company without the consent of Crystalix, which consent shall not be unreasonably withheld. The Company shall use all commercially reasonable efforts required to solicit and obtain from shareholders of the Company proxies or written consents in favor of this Agreement and the Transaction contemplated hereby and shall take all other action necessary or advisable to secure the vote or written consent of shareholders required to approve this Agreement and to effect the Transaction. The materials submitted to the shareholders of the Company in respect of the Transaction shall include (a) information regarding the terms of this Agreement and the Transaction contemplated hereby, and (b) the unanimous recommendation of the board of directors of the Company that the Company's shareholders approve this Agreement and the Transaction contemplated hereby.

         5.3    ACCESS TO INFORMATION.

         Between the date of this Agreement and the earlier of the Closing or the termination of this Agreement, upon reasonable notice each party, and the Company undertakes that each Purchased Subsidiary, shall (a) give the other party and its officers, accountants, counsel, and




                                      -18-
45931.0009\YOKENS\LAS\100852.3
representatives full access to all of its Books and Records; (b) permit the opposite party to make such inspections as they may require; (c) cause its officers to furnish the other party such financial, operating, technical and product data and other information with respect to the business and Assets and Properties of such party as the other party from time to time may request, including financial statements and schedules; (d) allow the other party the opportunity to interview such employees and other personnel and Affiliates of such party (including, with respect to the Company, the Purchased Subsidiaries) with its prior written consent, which consent shall not be unreasonably withheld or delayed; and (e) assist and cooperate with the other party in the development of integration plans for implementation by the other party following the Closing; PROVIDED, HOWEVER, that no investigation pursuant to this Section 5.3 shall affect or be deemed to modify any representation or warranty made by such party herein. Materials furnished to each party pursuant to this Section 5.3 may be used by such party for strategic and integration planning purposes relating to accomplishing the Transaction contemplated hereby.

         5.4    CONFIDENTIALITY.

         The parties acknowledge that Crystalix and the Company have previously executed a Non-Disclosure Agreement, dated August 12, 2005, containing non-disclosure terms (the "Non-Disclosure Agreement"). The Non-Disclosure Agreement shall continue in full force and effect in accordance with its respective terms and, without limiting the foregoing, the parties agree that (i) all information furnished to Crystalix and its officers, employees, accountants and counsel by the Company, and (ii) all information furnished to the Company and its officers, employees, accountants and counsel by Crystalix, in connection with the Transaction, shall be deemed covered by the Non-Disclosure Agreements, and Crystalix and the Company shall be fully liable and responsible under the Non-Disclosure Agreement for any breach of the terms and conditions thereof with respect to such information by their respective subsidiaries, officers, employees, accountants, counsel and other Representatives.

         5.5    EXPENSES.

         In the event that the Transaction is consummated, Crystalix shall be responsible and pay for its own fees and expenses incurred in connection with the Transaction and the Company's fees and expenses incurred in connection with the Transaction including all third party expenses, including the fees and expenses of legal counsel, accountants, financial advisors, auditors and tax advisors, incurred by a party in connection with the negotiation and effectuation of the terms and conditions of this Agreement and the Transaction contemplated hereby. If the Transaction is not consummated, each party shall pay all of its own fees and expenses.

         5.6    PUBLIC DISCLOSURE.

         Unless otherwise required by Law (including federal and state securities laws and Israeli Law), prior to the Closing, no public disclosure (whether or not in response to any inquiry) of the existence of any subject matter of, or the terms and conditions of, this Agreement shall be made by any Party hereto unless approved by the other Party in writing prior to release; PROVIDED, however, that such approval shall not be unreasonably withheld or delayed. Notwithstanding the foregoing, the Parties shall be permitted to disclose the existence of this Agreement in



                                      -19-
45931.0009\YOKENS\LAS\100852.3
confidence to their respective customers, suppliers and sales representatives with whom they have non-disclosure agreements that apply to such disclosure (or the other party otherwise agrees in writing to such non-disclosure) and for which there is a business reason for the disclosure.

         5.7    APPROVALS.

         Each Party shall use commercially reasonable efforts to obtain all legally required Approvals from Governmental or Regulatory Authorities or under any of the Contracts or other agreements as may be required in connection with this Agreement or the Transaction.

         5.8    NOTIFICATION OF CERTAIN MATTERS.

         The Company shall give prompt notice to Crystalix, and Crystalix shall give prompt notice to the Company, of (a) the occurrence or non-occurrence of any event, the occurrence or non-occurrence of which is likely to cause any representation or warranty of the Company or Crystalix, respectively, contained in this Agreement to be untrue or inaccurate at or prior to the Closing and (b) any failure of the Company or Crystalix, as the case may be, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; PROVIDED, HOWEVER, that the delivery of any notice pursuant to this Section 5.8 shall not limit or otherwise affect any remedies available to the party receiving such notice.

         5.9    ADDITIONAL DOCUMENTS AND FURTHER ASSURANCES; COOPERATION.

         Before or after Closing, each party hereto, at the request of the other party, shall execute and deliver such other instruments and do and perform such other acts and things (including all action reasonably necessary to seek and obtain any and all consents, waivers and approvals of any Governmental or Regulatory Authority or Person required in connection with the Transaction) as may be necessary or desirable for effecting completely the consummation of this Agreement and the Transaction. Each party agrees to use commercially reasonable efforts to cause the conditions set forth in Article 6 to be satisfied, where the satisfaction of such conditions depends on action or forbearance from action by such party.

         5.10   COMPANY'S AUDITORS.

         The Company will use commercially reasonable efforts to cause the Company's management and their independent auditors to facilitate on a timely basis (a) the preparation of financial statements (including pro forma financial statements if required) as required by Crystalix to comply with applicable SEC regulations; and (b) the review of any audit or review work papers, including the examination of selected interim financial statements and data.

         5.11   CHANGE OF STRUCTURE.

         If, in order to better satisfy the parties' corporate, tax and accounting objectives, it is necessary to effect the Transaction contemplated hereby through a different structure than the structure presently contemplated herein and PROVIDED that the alternative structure shall not materially affect the value or timing of the Transaction, the Parties shall cooperate in effecting the alternative structure and will take all reasonably necessary action towards such end, including the execution of any amendments to this Agreement (PROVIDED that such amendments relate only



                                      -20-
45931.0009\YOKENS\LAS\100852.3
to the alternative structure of the transaction and any related matters and do not include any other substantive changes not otherwise agreed between the parties).

         5.12   ALLOCATION OF AGGREGATE SHARE NUMBER.

         The aggregate consideration shall be allocated among the Purchased Assets as provided in Schedule 1.1(c). Neither Crystalix nor the Company shall take any position inconsistent with the allocation of the aggregate consideration as determined in this section, and Crystalix and the Company agree that any and all Tax Returns filed with any taxing authority or other governmental entity shall be consistent with such allocation.

         5.13   DIRECTORS AND OFFICERS INSURANCE.

         Crystalix hereby undertakes and covenants that commencing on the Closing and until the seventh anniversary of the Closing, it shall keep and maintain a directors and officers liability insurance policy that covers the liability of the directors and officers of Crystalix, under the terms and coverage amounts set forth in Schedule 5.14 to this Agreement and take any and all necessary action (including without limitation, paying any all premiums necessary) to maintain such insurance policy in full force and effect until the seventh anniversary of the Closing.

         5.14   EMPLOYEES.

         The employees of the Company set forth in Schedule 5.15 to this Agreement (the "REHIRED EMPLOYEES") shall be employed by the Israeli Subsidiary following the Closing and the Israeli Subsidiary shall bear and assume all of the Company's liabilities and undertakings with respect to these Rehired Employees provided that the Company shall transfer to the Israeli Subsidiary all of the funds accrued in favor of such Rehired Employees during their employment with the Company. On or before the Closing, the Israeli Subsidiary shall enter into employment agreements with each of the Rehired Employees who has executed a waiver confirming his consent that the Israeli Subsidiary will assume all of the Company's liabilities with respect to his employment with the Company and waive any claim or demand with respect to his employment with the Company. The Company shall be responsible for all obligations to employees of the Company or the Purchased Subsidiaries, other than the Rehired Employees, including any claims for severance pay or otherwise relating to the transactions.

                                   ARTICLE 6
                          CONDITIONS TO THE TRANSACTION

         6.1  CONDITIONS TO OBLIGATIONS OF EACH PARTY TO EFFECT THE TRANSACTION.

         The respective obligations of each party to this Agreement to effect the Transaction shall be subject to the satisfaction at or prior to the Closing of the following conditions:

                (i) AGREEMENT ON FORM OF DOCUMENTS. Crystalix, the Company, and any necessary third parties shall have agreed, each in their respective sole discretion, upon the form of all documents to be delivered at Closing as provided in Section 1.6, including but not limited to the Colored Glass Technology License or back-to-back license as provided in Section 1.1(e),





                                      -21-
45931.0009\YOKENS\LAS\100852.3
the Loan Assumption Documents, the Shareholder Agreement, the Company Proxy, the Release, the Registration Rights Agreement, and the Escrow Agreement.

                (ii) APPROVALS. Approvals from any Governmental or Regulatory Authority (if any) and the consents listed in Section 1.6 necessary for consummation of the Transaction contemplated hereby shall have been timely obtained, subject to no conditions except as approved by the parties.

                (iii) NO INJUNCTIONS OR REGULATORY RESTRAINTS; ILLEGALITY. No Law or Order enacted, entered, enforced or deemed applicable to this Agreement and the Transaction contemplated hereby or the other Transaction contemplated by the terms of this Agreement that would prohibit the consummation of the Transaction or which would permit consummation of the Transaction only if certain divestitures were made or if Crystalix and the Purchased Subsidiaries were to agree to limitations on their respective business activities or operations.

                (iv) SHAREHOLDER APPROVAL. This Agreement and the Transaction shall have been approved by the requisite votes of the Company's shareholders in accordance with applicable Law.

                (v) LEGAL PROCEEDINGS. No Governmental or Regulatory Authority shall have notified either party to this Agreement that such Governmental or Regulatory Authority intends to commence proceedings to restrain or prohibit the Transaction or force rescission, unless such Governmental or Regulatory Authority shall have withdrawn such notice and abandoned any such proceedings prior to the time which otherwise would have been the Closing.

         6.2    ADDITIONAL CONDITIONS TO OBLIGATIONS OF THE COMPANY.

         The obligations of the Company to consummate the Transaction shall be subject to the satisfaction at or prior to the Closing of each of the following conditions, any of which may be waived, in writing, exclusively by the Company:

                (i) REPRESENTATIONS AND WARRANTIES. The representations and warranties of Crystalix contained in this Agreement shall be accurate in all material respects as of the date of this Agreement and shall be accurate in all material respects as of the Closing as if made on and as of the Closing (other than representations and warranties which by their express terms are made solely as of a specified earlier date, which shall be accurate as of such specified earlier date), except that any inaccuracies in such representations and warranties will be disregarded if the circumstances giving rise to all such inaccuracies (considered collectively) do not constitute, and would not reasonably be expected to have, a material adverse change on the Business or Condition of Crystalix; PROVIDED, HOWEVER, that, for purposes of determining the accuracy of such representations and warranties, all qualifications and exceptions referring to a "material adverse change in the Business or Condition of Crystalix" or a "material adverse effect on Crystalix" and other materiality qualifications and materiality exceptions contained in such representations and warranties shall be disregarded.

                (ii) PERFORMANCE. Crystalix shall have performed and complied in all material respects with each agreement, covenant and obligation required by this Agreement to be so performed or complied with by the Crystalix at or before the Closing.




                                      -22-
45931.0009\YOKENS\LAS\100852.3

                (iii) NO MATERIAL ADVERSE CHANGE. There shall have occurred no material adverse change in the business or condition of Crystalix since the date hereof; PROVIDED, HOWEVER, that changes or effects which are primarily and directly caused by the execution, delivery or performance of the pre-closing covenants set forth in this Agreement shall not constitute a material adverse change.

         6.3    ADDITIONAL CONDITIONS TO THE OBLIGATIONS OF CRYSTALIX.

         The obligations of Crystalix to consummate the Transaction contemplated by this Agreement shall be subject to the satisfaction at or prior to the Closing of each of the following conditions, any of which may be waived, in writing, exclusively by Crystalix:

                (i) REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Company contained in this Agreement shall be accurate in all material respects as of the date of this Agreement and shall be accurate in all material respects as of the Closing as if made on and as of the Closing (other than representations and warranties which by their express terms are made solely as of a specified earlier date, which shall be accurate as of such specified earlier date), except that any inaccuracies in such representations and warranties will be disregarded if the circumstances giving rise to all such inaccuracies (considered collectively) do not constitute, and would not reasonably be expected to have, a material adverse change on the business or condition of the Purchased Assets; PROVIDED, HOWEVER, that, for purposes of determining the accuracy of such representations and warranties, (i) all qualifications and exceptions referring to a "material adverse change in the business or condition of the Purchased Assets" and other materiality qualifications and exceptions contained in such representations and warranties shall be disregarded.

                (ii) PERFORMANCE. The Company shall have performed and complied in all material respects with each agreement, covenant and obligation required by this Agreement to be so performed or complied with by the Company on or before the Closing.

                (iii) NO MATERIAL ADVERSE CHANGE. There shall have occurred no material adverse change in the Business or condition of the Purchased Assets since the date hereof; PROVIDED, HOWEVER, that changes or effects which are primarily and directly caused by the execution, delivery or performance of the pre-closing covenants set forth in this Agreement shall not constitute a material adverse change.

         6.4    SCHEDULES AND DISCLOSURE STATEMENTS.

         This Agreement may be executed and shall be binding between the parties, without all or any portion of the Schedules, Company Disclosure Statement and Crystalix Disclosure Statement being attached thereto. Any such Schedules or Disclosure Statements not attached at the time of execution of this Agreement will be provided by the party required to provide such Schedule or Disclosure Statement within thirty (30) days after execution of this Agreement or any deferred date mutually agreed upon by both parties in good faith. Such party shall provide the proposed Schedule or Disclosure Statement to the other party, and upon receipt thereof the other party will have five (5) days to review and approve or disapprove such Schedule or Disclosure Statement. If such party disapproves such Schedule or Disclosure Statement, it may terminate this




                                      -23-
45931.0009\YOKENS\LAS\100852.3

Agreement by written notice to the other party, whereupon this Agreement shall be of no further force and effect, and neither party shall have any obligations hereunder.

         6.5    DUE DILIGENCE DOCUMENTS AND REVIEW.

                      (a) Within ten (10) days after execution of this Agreement, the Company shall provide to Crystalix copies of all documents evidencing or pertaining to: (i) the Assumed Liabilities, (ii) any Liens securing the Assumed Liabilities, (iii) all applications, letters of approval, and supplements thereto pertaining to Grants, (iv) any undertakings of the Company or any of the Purchased Subsidiaries given in connection with the Grants, and (v) all real and personal property leases to which the Company is a party in connection with the Company Business or to which a Purchased Subsidiary is a party. Within five (5) days after written request of Crystalix (made within the 5-day review period provided in Section 6.4), the Company shall provide to Crystalix all documents described or identified in any of the Schedules or Company Disclosure Statement prepared by the Company. Upon receipt of each such document, Crystalix will have fifteen (15) days to review and approve or disapprove such document and, if Crystalix disapproves such document, it may terminate this Agreement by written notice to the Company, whereupon this Agreement shall be of no further force and effect, and neither party shall have any obligations hereunder.

                      (b) Within five (5) days after written request of the Company (made within the 5-day review period provided in Section 6.4), Crystalix shall provide to the Company all documents described or identified in any of the Schedules or Crystalix Disclosure Statement prepared by Crystalix. Upon receipt of each such document, the Company will have fifteen (15) days to review and approve or disapprove such document and, if the Company disapproves such document, it may terminate this Agreement by written notice to Crystalix, whereupon this Agreement shall be of no further force and effect, and neither party shall have any obligations hereunder.

                                   ARTICLE 7
          ESCROW OF SHARES; SURVIVAL OF REPRESENTATIONS, WARRANTIES AND
                           COVENANTS; INDEMNIFICATION

         7.1    .ESCROW OF SHARES.

         For the purpose of satisfying any obligations of the Company to indemnify Crystalix for Actual Losses (as defined below) pursuant to this
Article 7, twenty percent (20%) of the shares of Issued Stock shall be deposited with the Escrow Agent pursuant to the terms and conditions of the Escrow Agreement and the shares so deposited, as well as any shares of Common Stock of Crystalix into which such shares are converted, are referred to as the "Indemnity Escrow Deposit." The Indemnity Escrow Deposit shall be held, invested and disbursed as provided in this Article 6 and the Escrow Agreement. The shares remaining in the Indemnity Escrow Deposit, if any, less amounts in respect of which Crystalix has previously asserted a claim, shall be released to the Company on the ninety (90)-day anniversary of the Closing.



                                      -24-
45931.0009\YOKENS\LAS\100852.3

         7.2    SURVIVAL OF REPRESENTATIONS, WARRANTIES AND COVENANTS.

         Notwithstanding any right of Crystalix or the Company (whether or not exercised) to investigate the affairs of Crystalix or the Company (as applicable), any information reviewed by them or any waiver by Crystalix or the Company of any condition to Closing set forth in Article 5, all representations and warranties made hereunder or pursuant hereto or in connection with the transactions contemplated hereby, and each party's right to bring any claim against the other party pursuant to this Agreement, shall survive the Closing for a period of ninety (90) days (the "Survival Period"). From and after the Survival Period, no party shall have any liability whatsoever with respect to any representation, warranty or covenant except for: (a) breaches as to which a party has notified the other party prior to such date, and (b) fraud or intentional misstatements of such party.

         7.3    INDEMNIFICATION BY THE COMPANY.

         The Company shall indemnify, defend, and hold harmless Crystalix, its successors and assigns and any entities with which it is affiliated (collectively, the "CRYSTALIX GROUP"), from and against any and all costs, expenses, losses, damages, judgments, settlements, fines, penalties, or liabilities (including, without limitation, interest which may be imposed in connection therewith, court costs, litigation expenses, reasonable attorneys' fees, and accounting fees) ("ACTUAL LOSS") actually incurred or paid by the Crystalix Group up to the amount of the TOTAL INDEMNITY AMOUNT (as defined below) with respect to, in connection with, arising from, or alleged to result from, arise out of, or be in connection with:

                (i) A material breach by the Company of any representation or warranty made by the Company contained in this Agreement or in any certificate or other document delivered by the Company to Crystalix hereunder or thereunder;

                (ii) A material breach by the Company of any covenant, restriction or agreement made by or applicable to the Company and contained in this Agreement or in any certificate or other document delivered by the Company to Crystalix hereunder or thereunder;

                (iii)  Fraud or an intentional misstatement by the Company.

The Company shall have no liability for claims arising under this SECTION 7.3 after the expiration of the Survival Period, except as provided in Section 7.2.

         7.4    INDEMNIFICATION OF CRYSTALIX.

         Crystalix shall indemnify, defend, and hold the Company, its successors and assigns and any entities with which it is affiliated (collectively, the "COMPANY GROUP") harmless from and against any and all Actual Losses actually incurred by the Company Group up to the amount of the Total Indemnity Amount with respect to, in connection with, arising from, or alleged to result from, arise out of, or be in connection with:

                (i) A material breach by Crystalix of any representation or warranty made by Crystalix contained in this Agreement or in any certificate or other document delivered by Crystalix to the Company hereunder or thereunder;



                                      -25-
45931.0009\YOKENS\LAS\100852.3

                (ii) A material breach by Crystalix of any covenant, restriction or agreement made by or applicable to Crystalix and contained in this Agreement or in any certificate or other document delivered by Crystalix to the Company hereunder or thereunder;

                (iii)  Fraud or an intentional misstatement by Crystalix.

Crystalix shall have no liability for claims arising under this SECTION 7.4 after the expiration of the Survival Period, except as provided in Section 7.2.

         7.5    PROCEDURE FOR INDEMNIFICATION.

                (i) The party which is entitled to be indemnified hereunder (the "INDEMNIFIED PARTY") shall promptly give notice hereunder to the party required to indemnify (the "INDEMNIFYING PARTY") after obtaining written notice of any Action or Proceeding as to which recovery may be sought against the Indemnifying Party because of the indemnity in SECTION 7.3 and SECTION 7.4 hereof and, if such indemnity shall arise from the claim of a third party, shall permit the Indemnifying Party to assume the defense of any such Action. Notwithstanding the foregoing, the right to indemnification hereunder shall not be affected by any failure of an Indemnified Party to give such notice, or delay by an Indemnified Party in giving such notice unless, and then only to the extent that, the rights and remedies of the Indemnifying Party shall have been prejudiced as a result of the failure to give, or delay in giving, such notice. Failure by an Indemnifying Party to notify an Indemnified Party of its election to defend any such Action by a third party within thirty (30) days after notice thereof shall have been given to the Indemnifying Party shall be deemed a waiver by the Indemnifying Party of its right to defend such Action.

                (ii) If the Indemnifying Party assumes the defense of such Action, the obligations of the Indemnifying Party hereunder as to such Action shall include taking all steps necessary in the defense or settlement of such Action and holding the Indemnified Party harmless from and against any and all damages caused by or arising out of any settlement approved by the Indemnifying Party or any judgment in connection with such Action. The Indemnifying Party shall not, in the defense of such Action, consent to entry of any judgment (other than a judgment of dismissal on the merits without costs) except with the written consent of the Indemnified Party, or enter into any settlement (except with the written consent of the Indemnified Party) which does not include as an unconditional term thereof the giving by the claimant or the plaintiff to the Indemnified Party a release from all liability in respect of such Action and which does not have an adverse affect on the assets, business or otherwise, or operations of the Indemnified Party. Anything in this SECTION 7.5 to the contrary notwithstanding, the Indemnified Party may, with counsel of its choice and at its expense, participate in the defense of any such Action. In all cases, the Indemnified Party shall cooperate with the Indemnifying Party in the defense of any Action, including by making employees, information, and documentation reasonably available at reasonable times.

                (iii) If the Indemnifying Party does not assume the defense of any such Action after receipt of notice from such Indemnified Party, the Indemnified Party may defend against such Action in such manner as it deems appropriate and, unless the Indemnifying Party shall deposit with the Indemnified Party a sum equivalent to the total amount demanded in such




                                      -26-
45931.0009\YOKENS\LAS\100852.3

Action plus the Indemnified Party's estimate of the costs of defending the same, the Indemnified Party may settle such Action on such terms as it may reasonably deem appropriate.

                (iv) The Indemnifying Party shall promptly reimburse the Indemnified Party for the amount of all Actual Losses of the Indemnified Party, whether or not resulting from, arising out of, or incurred with respect to, the act of a third party. If the Indemnifying Party is the Company, the Actual Losses of Crystalix shall be satisfied solely by a release of shares of Issued Stock from the Indemnity Escrow Account to Crystalix, with each share of Issued Stock in the Indemnity Escrow Account to be valued at a per share price equal to the average closing price of publicly traded shares over the 90-day period preceding the date of valuation, for purposes of reimbursing Crystalix for any Actual Losses (the "TOTAL INDEMNITY AMOUNT"); The Company shall not be liable for any amount which exceeds the TOTAL INDEMNITY AMOUNT; PROVIDED HOWEVER that in the event the Actual Losses are caused by fraud of the Company and the shares of Issued Stock in the Indemnity Escrow Account are insufficient to reimburse Crystalix in full for such Actual Losses, the Company shall promptly deliver a cash payment to Crystalix in the amount of Actual Losses for which Crystalix was not reimbursed through the release of shares of Issued Stock in the Indemnity Escrow Account.

                                   ARTICLE 8
                        TERMINATION, AMENDMENT AND WAIVER

         8.1    TERMINATION.

         This Agreement may be terminated and the Transaction abandoned at any time prior to the Closing:

                      (a)  by mutual agreement of the Company and Crystalix;

                      (b) by Crystalix or the Company if: (i) there shall be a final non-appealable order of a competent court in effect preventing consummation of the Transaction; or (ii) there shall be any statute, rule, regulation or order enacted, promulgated or issued or deemed applicable to the Transaction by any Governmental or Regulatory Authority that would make consummation of the Transaction illegal;

                      (c) by Crystalix if it is not in material breach of its representations, warranties, covenants and agreements under this Agreement and there has been a breach of any representation, warranty, covenant or agreement contained in this Agreement on the part of the Company and the Company is not using its reasonable efforts to cure such breach, or has not cured such breach within thirty days, after notice of such breach to the Company (PROVIDED, HOWEVER, that, no cure period shall be required for a breach which by its nature cannot be cured);

                      (d) by the Company if it is not in material breach of its representations, warranties, covenants and agreements under this Agreement and there has been a breach of any representation, warranty, covenant or agreement contained in this Agreement on the part of Crystalix and Crystalix is not using its reasonable efforts to cure such breach, or has not cured such breach within thirty days, after notice of such breach to Crystalix (PROVIDED, HOWEVER, that no cure period shall be required for a breach which by its nature cannot be cured);



                                      -27-
45931.0009\YOKENS\LAS\100852.3

                      (e) by Crystalix if the Transaction shall not have been approved by the requisite votes or consents of the Company's shareholders;

                      (f)  as provided in Section 6.4 and Section 6.5.

         8.2    EFFECT OF TERMINATION.

         In the event of a valid  termination  of this  Agreement as provided in
Section 8.1, this Agreement shall forthwith become void and there shall be no liability or obligation on the part of Crystalix or the Company, or their respective officers, directors or shareholders or Affiliates or Associates; PROVIDED, HOWEVER, that each party shall remain liable for any breaches of this Agreement prior to its termination; and provided further that, the provisions of
Section 5.4, this Section 8.2 and of Article 9 (exclusive of Section 9.3) and the applicable definitions set forth in Article 10 shall remain in full force and effect and survive any termination of this Agreement.

         8.3    EXTENSION; WAIVER.

         At any time prior to the Closing, Crystalix and the Company may, to the extent legally allowed, (a) extend the time for the performance of any of the obligations of the other party hereto, (b) waive any inaccuracies in the representations and warranties made to such party contained herein or in any document delivered pursuant hereto, and (c) waive compliance with any of the agreements, covenants or conditions for the benefit of such party contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

                                   ARTICLE 9
                            MISCELLANEOUS PROVISIONS

         9.1    NOTICES.

         All notices, requests and other communications hereunder must be in writing and will be deemed to have been duly given only if delivered personally against written receipt or by facsimile transmission against facsimile confirmation or sent by internationally recognized overnight courier prepaid, to the parties at the following addresses or facsimile numbers:

         If to Crystalix to:

                           Crystalix Group International, Inc.
                           1181 Greer Drive, Suite B
                           Las Vegas, Nevada 89119
                           United States of America
                           Facsimile No.:  (702) 740-4611
                           Attn:  ____________________




                                      -28-
45931.0009\YOKENS\LAS\100852.3
         with a copy (which shall not constitute notice) to:

                           Stephen B. Yoken
                           Snell & Wilmer L.L.P.
                           3800 Howard Hughes Parkway #1000
                           Las Vegas, Nevada 89109
                           USA
                           Facsimile No.:  (702) 784-5252

         and with a copy to:

                           S. Horowitz & Co.
                           S. Horowitz & Co. House
                           31 Ahad Haam Street
                           Tel Aviv 65202, Israel
                           P.O.B. 2499,
                           Tel Aviv 61024
                           Facsimile  No.: (972) 3  5660974
                           Attn:  Michelle Liberman

         If to the Company to:

                           U.C. Laser Ltd.
                           P.O.B 351 Karmiel 21613, Israel
                           Facsimile No.:  _____________
                           Attn: Mr. Eyal Shamir, CEO

     with a copy (which shall not constitute notice) to:

                           Naschitz, Brandes & Co.
                           5 Tuval Street
                           Tel Aviv, Israel  67897
                           Facsimile No.:  (972-3) 623-5000
                           Attn:  Sharon A. Amir, Adv.

All such notices, requests and other communications will (a) if delivered personally to the address as provided in this Section 9.1, be deemed given upon delivery, (b) if delivered by facsimile transmission to the facsimile number as provided for in this Section 9.1, be deemed given upon facsimile confirmation during ordinary business hours (or on the next Business Day if received outside of ordinary business hours), and (c) if delivered by overnight courier to the address as provided in this Section 9.1, be deemed given on the earlier of the first Business Day following the date sent by such overnight courier or upon receipt (in each case regardless of whether such notice, request or other communication is received by any other Person to whom a copy of such notice is to be delivered pursuant to this Section 9.1). Any party from time to time may change its address, facsimile number or other information for the purpose of notices to that party by giving notice specifying such change to the other party hereto.



                                      -29-
45931.0009\YOKENS\LAS\100852.3

         9.2    ENTIRE AGREEMENT.

         This Agreement and the Exhibits and Schedules hereto, including the Company Disclosure Schedule and the Crystalix Disclosure Schedule, constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof.

         9.3    FURTHER ASSURANCES; POST-CLOSING COOPERATION.

         At any time or from time to time after the Closing, the parties shall execute and deliver to the other party such other documents and instruments, provide such materials and information and take such other actions as the other party may reasonably request to consummate the Transaction contemplated by this Agreement and otherwise to cause the other party to fulfill its obligations under this Agreement and the Transaction contemplated hereby. Each party agrees to use commercially reasonable efforts to cause the conditions to its obligations to consummate the Transaction to be satisfied.

         9.4    WAIVER.

         Any term or condition of this Agreement may be waived at any time by the party that is entitled to the benefit thereof, but no such waiver shall be effective unless set forth in a written instrument duly executed by or on behalf of the party waiving such term or condition. No waiver by any party of any term or condition of this Agreement, in any one or more instances, shall be deemed to be or construed as a waiver of the same or any other term or condition of this Agreement on any future occasion. All remedies, either under this Agreement or by Law or otherwise afforded, will be cumulative and not alternative.

         9.5    THIRD PARTY BENEFICIARIES.

         The terms and provisions of this Agreement are intended solely for the benefit of each party hereto and their respective successors or permitted assigns, and it is not the intention of the parties to confer third-party beneficiary rights, and this Agreement does not confer any such rights, upon any other Person.

         9.6    NO ASSIGNMENT; BINDING EFFECT.

         Neither this Agreement nor any right, interest or obligation hereunder may be assigned (by operation of law or otherwise) by any party without the prior written consent of the other party and any attempt to do so will be void. Subject to the preceding sentence, this Agreement is binding upon, inures to the benefit of and is enforceable by the parties hereto and their respective successors and assigns.

         9.7    HEADINGS.

         The headings and table of contents used in this Agreement have been inserted for convenience of reference only and do not define or limit the provisions hereof.

45931.0009\YOKENS\LAS\100852.3

         9.8    INVALID PROVISIONS.

         If any provision of this Agreement is held to be illegal, invalid or unenforceable under any present or future Law, and if the rights or obligations of any party hereto under this Agreement will not be materially and adversely affected thereby, (a) such provision will be fully severable, (b) this Agreement will be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof, (c) the remaining provisions of this Agreement will remain in full force and effect and will not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom and
(d) in lieu of such illegal, invalid or unenforceable provision, there will be added automatically as a part of this Agreement a legal, valid and enforceable provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible.

         9.9    GOVERNING LAW.

         This Agreement, the schedules attached hereto and any other Closing documents shall be governed by and construed in accordance with the laws of the State of Israel, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Israel or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Israel; provided, however, that any matter pertaining to the validity of the Issued Shares, Shareholder Agreement and Company Proxy shall be governed by the laws of the State of Nevada. The competent courts within Tel Aviv, Israel shall have exclusive jurisdiction to adjudicate any dispute arising out of this Agreement; provided, however, that any matter pertaining to the validity of the Issued Shares, Shareholder Agreement and Company Proxy shall be within the jurisdiction of U.S. federal and state courts located in Las Vegas, Nevada, U.S.A.

         9.10   .CONSTRUCTION.

         The parties hereto agree that this Agreement is the product of negotiations between sophisticated parties and individuals, all of whom were represented by counsel, and each of whom had an opportunity to participate in and did participate in, the drafting of each provision hereof. Accordingly, ambiguities in this Agreement, if any, shall not be construed strictly or in favor of or against any party hereto but rather shall be given a fair and reasonable construction.

         9.11   COUNTERPARTS.

         This Agreement may be executed in any number of counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

         9.12   SPECIFIC PERFORMANCE.

         The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court provided in Section 9.9 above, this being in addition to any other remedy to which they are entitled at law or in equity.



                                      -31-
45931.0009\YOKENS\LAS\100852.3

                                   ARTICLE 10
                                   DEFINITIONS

         10.1   DEFINITIONS.

         As used in this Agreement, the following defined terms shall have the meanings indicated below:

                "Actions or Proceedings" means any action, suit, complaint, petition, investigation, proceeding, arbitration, litigation or Governmental or Regulatory Authority investigation, audit or other proceeding, whether civil or criminal, in law or in equity, or before any arbitrator or Governmental Regulatory Authority.

                "Affiliate" means, as applied to any Person, (a) any other Person directly or indirectly controlling, controlled by or under common control with, that Person, (b) any other Person that owns or controls (i) ten percent or more of any class of equity securities of that Person or any of its Affiliates or (ii) ten percent or more of any class of equity securities (including any equity securities issuable upon the exercise of any option or convertible security) of that Person or any of its Affiliates, or (c) as to a corporation, each director and officer thereof, and as to a partnership, each general partner thereof, and as to a limited liability company, each managing member or similarly authorized person thereof (including officers), and as to any other entity, each Person exercising similar authority to those of a director or officer of a corporation. For the purposes of this definition, "control" (including with correlative meanings, the terms "controlling," "controlled by," and "under common control with") as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that Person, whether through ownership of voting securities or by contract or otherwise.

                "Agreement" means this Asset Purchase Agreement, including (unless the context otherwise requires) the Exhibits and the Disclosure Schedules and the certificates and instruments delivered in connection herewith, or incorporated by reference, as the same may be amended or supplemented from time to time in accordance with the terms hereof.

                "Approval" means any approval, authorization, consent, permit, qualification or registration, or any waiver of any of the foregoing, required to be obtained from or made with, or any notice, statement or other communication required to be filed with or delivered to, any Governmental or Regulatory Authority or any other Person.

                "Assets and Properties" of any Person means all assets and properties of every kind, nature, character and description (whether real, personal or mixed, whether tangible or intangible, whether absolute, accrued, contingent, fixed or otherwise and wherever situated), including the goodwill related thereto, operated, owned, licensed or leased by such Person, including cash, cash equivalents, accounts and notes receivable, chattel paper, documents, instruments, general intangibles, real estate, equipment, inventory, goods and Intellectual Property.

                "Associate" means, with respect to any Person, any corporation or other business organization of which such Person is an officer or partner or is the beneficial owner, directly or



                                      -32-
45931.0009\YOKENS\LAS\100852.3
indirectly, of ten percent or more of any class of equity securities, any trust or estate in which such Person has a substantial beneficial interest or as to which such Person serves as a trustee or in a similar capacity and any relative or spouse of such Person, or any relative of such spouse, who has the same home as such Person.

                "Books and Records" means all files, documents, instruments, papers, books and records relating to the Business or Condition of the Company, including financial statements, internal reports, Tax Returns and related work papers and letters from accountants, budgets, pricing guidelines, ledgers, journals, deeds, title policies, minute books, share certificates and books, share transfer register, Contracts, Licenses, customer lists, computer files and programs (including data processing files and records), retrieval programs, operating data and plans and environmental studies and plans.

                "Business Day" means a day other than Saturday, Sunday, and other than any day on which banks located in the State of Israel or the State of Nevada are authorized or obligated to close.

                "Business  or  Condition  of  Crystalix"  means   the  business,
condition (financial or otherwise), results of operations, prospects or Assets and Properties of Crystalix.

                "Business or Condition of the Company" means the business, condition (financial or otherwise), results of operations, prospects or Assets and Properties of the Company and the Purchased Subsidiaries.

                "Contract"/"Contracts" means all written contracts and agreements, including, without limitation, distribution agreements, lease and sublease agreements, development agreements, consulting agreements, service agreements, licenses and sublicenses, indentures, franchise agreement, supply and fabrication agreements.

                "Disclosure Schedules" means the Company Disclosure Schedule and the Crystalix Disclosure Schedule.

                "Fully Diluted Basis" - means (i) all outstanding securities of Crystalix immediately following the Closing including any kind of securities exchangeable or convertible into shares of Crystalix; and (ii) Crystalix option pool for its employees, consultants, directors and service providers which shall include the options granted to the Company's option holders.

                "GAAP" means generally accepted accounting principles, as in effect from time to time.

               "Governmental or Regulatory Authority" means any court, tribunal, tribunal, arbitrator, authority, agency, bureau, board, commission, department, official or other instrumentality of the United States, Israel, any other country or any domestic or foreign state, county, city or other political subdivision, and any stock exchange and quotation service.

                "Indebtedness" of any Person means all obligations of such Person (a) for borrowed money, (b) evidenced by notes, bonds, debentures or similar instruments, (c) for the deferred purchase price of goods or services (other than trade payables or accruals incurred in the



                                      -33-
45931.0009\YOKENS\LAS\100852.3
ordinary course of business), (d) under capital leases and (e) in the nature of guarantees of the obligations described in clauses (a) through (d) above of any other Person.

                "Information Statement" means the information statement to be sent to the stockholders of Crystalix in connection with the Transaction.

                "Intellectual Property" means all trademarks and trademark rights, trade names and trade name rights, service marks and service mark rights, service names and service name rights, patents and patent rights, utility models and utility model rights, copyrights, mask work rights, brand names, trade dress, product designs, product packaging, business and product names, logos, slogans, rights of publicity, trade secrets, inventions (whether patentable or not), invention disclosures, improvements, processes, formulae, industrial models, processes, designs, specifications, technology, methodologies, computer software (including all source code and object code), firmware, development tools, flow charts, annotations, all Web addresses, sites and domain names, all data bases and data collections and all rights therein, any other confidential and proprietary right or information, whether or not subject to statutory registration, and all related technical information, manufacturing, engineering and technical drawings, know-how and all pending applications for and registrations of patents, utility models, trademarks, service marks and copyrights, and the right to sue for past infringement, if any, in connection with any of the foregoing, and all documents, disks, records, files and other media on which any of the foregoing is stored.

                "Internal Revenue Code" means the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder.

                "Law" or "Laws" means any law, statute, order, decree, consent decree, judgment, rule, regulation, ordinance or other pronouncement having the effect of law whether in the United States, Israel, any other country, or any domestic or foreign state, county, city or other political subdivision or of any Governmental or Regulatory Authority.

                "Liabilities" means all Indebtedness, obligations and other liabilities of a Person, whether absolute, accrued, contingent (or based upon any contingency), known or unknown, fixed or otherwise, or whether due or to become due.

                "License" means any Contract that grants a Person the right to use or otherwise enjoy the benefits of any Intellectual Property (including any covenants not to sue with respect to any Intellectual Property).

                "Liens" means any mortgage, pledge, assessment, security interest, lease, lien, easement, license, covenant, condition, restriction, adverse claim, levy, charge, option, equity, adverse claim or restriction or other encumbrance of any kind, or any conditional sale Contract, title retention Contract or other Contract to give any of the foregoing, except for any restrictions on transfer generally arising under any applicable federal or state securities law.

                "OCS" means the Office of the Chief Scientist of the Israeli Ministry of Industry and Trade.




                                      -34-
45931.0009\YOKENS\LAS\100852.3

                "Order"  means  any   writ,  judgment,   decree,  injunction  or
similar order of any Governmental or Regulatory Authority (in each such case whether preliminary or final).

                "Ordinary Course of Business" means an action taken by or on behalf of the Company or the Purchased Subsidiaries as applicable, or Crystalix which (a) is recurring in nature, is consistent with the past practices of such entity and is taken in the ordinary course of the normal day-to-day operations of such entity, (b)is taken in accordance with such entity's business practices as done consistently during the past two years and (c) is not required to be authorized by the shareholders of such entity, or require any separate or special authorization of the board of directors of such entity or any committee of the board of directors of such entity .

                "Other Tax" means any sales, use, business license, withholding, payroll, employment, excise, stamp, transfer, recording, occupation, premium, property, value added, custom duty, severance, windfall profit or license tax, governmental fee or other similar assessment or charge, together with any interest and any penalty, addition to tax or additional amount imposed by any Taxing Authority responsible for the imposition of any such tax.

                "Person" means any natural person, corporation, general partnership, limited partnership, limited liability company or partnership, proprietorship, other business organization, trust, union, association or Governmental or Regulatory Authority.

                "SEC" means the Securities and Exchange Commission or any successor entity.

                "Tax" or "Taxes" means Income Taxes and/or Other Taxes, as the context requires.

                "Tax Returns" means any return, report, information return, schedule, certificate, statement or other document (including any related or supporting information) filed or required to be filed with, or, where none is required to be filed with a Taxing Authority, the statement or other document issued by, a Taxing Authority in connection with any Tax.

                "Taxing Authority" means any governmental agency, board, bureau, body, department or authority of any United States federal, state or local jurisdiction, Israel, or any other jurisdiction, having or purporting to exercise jurisdiction with respect to any Tax.

         10.2   CONSTRUCTION.

                      (a) Unless the context of this Agreement otherwise requires, (i) words of any gender include each other gender and the neuter, (ii) words using the singular or plural number also include the plural or singular number, respectively, (iii) the terms "hereof," "herein," "hereby" and derivative or similar words refer to this entire Agreement as a whole and not to any particular Article, Section or other subdivision, (iv) the terms "Article" or "Section" or other subdivision refer to the specified Article, Section or other subdivision of the body of this Agreement, (v) the words "include," "includes" and "including" shall be deemed to be followed by the phrase "without limitation," and (vi) when a reference is made in this Agreement to Exhibits, such reference shall be to an Exhibit to this Agreement unless otherwise indicated. All accounting terms used herein and not expressly defined herein shall have the meanings given to them under the applicable GAAP. When used herein, the terms "party" or "parties" refer to



                                      -35-
45931.0009\YOKENS\LAS\100852.3

Crystalix, on the one hand, and the Company, on the other, and the terms "third party" or "third parties" refers to Persons other than Crystalix or the Company.

                      (b) When used herein, the phrase "to the knowledge of" any Person, "to the best knowledge of" any Person, "known to" any Person or any similar phrase, means (i) with respect to any Person who is an individual, the actual knowledge of such Person, (ii) with respect to any other Person, the actual knowledge of the directors and officers of such Person and other individuals that have a similar position or have similar powers and duties as the officers and directors of such Person, and (iii) in the case of each of (i) and (ii), the knowledge of facts that such individuals should have after due inquiry. For this purpose, "due inquiry" with respect to any matter means inquiry of and consultations with (A) the directors and officers of such Person and other individuals that have a similar position or have similar powers and duties as such officers and directors, (B) other employees of and the advisors to such Person, including legal counsel and outside auditors, who have principal responsibility for the matter in question or are otherwise likely to have information relevant to the matter, and (C) the shareholders owning more than ten percent of the equity interests, by vote or value, of such Person.

         IN WITNESS WHEREOF, Crystalix and the Company have caused this Agreement to be signed by their duly authorized representatives, all as of the date first written above.

U.C. Laser Ltd.                         Crystalix Group International, Inc.


By: /s/ EYAL SHAMIR                     By: /s/ KEVIN T. RYAN
   -----------------------------------     -------------------------------------
   Chief Executive Officer                  Chief Executive Officer


















                                      -36-
45931.0009\YOKENS\LAS\100852.3